UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 25, 2017

Date of Report (date of earliest event reported)

YuMe, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1204 Middlefield Road, Redwood City, CA

(Address of principal executive offices)

(650) 591-9400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

As previously announced on a Form 8-K filed on September 5, 2017, on September 4, 2017, YuMe, Inc., a Delaware corporation (“YuMe”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with RhythmOne, PLC, a public limited company incorporated under the laws of England and Wales (“RhythmOne”), Redwood Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of RhythmOne (“Purchaser”), and Redwood Merger Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of RhythmOne (“Merger Sub II”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser agreed to commence an exchange offer (the “Offer”) to purchase all of the outstanding shares of common stock of YuMe (the “YuMe Stock”), with each share of YuMe Stock accepted by Purchaser in the Offer to be exchanged for the right to receive (i) $1.70 in cash and (ii) 7.325 ordinary shares £0.01 each in the capital of RhythmOne, plus cash in lieu of any fractional shares of RhythmOne Stock, in each case, without interest ((i) and (ii) together, the “Transaction Consideration”). The obligation of RhythmOne and Purchaser to consummate the Offer is subject to customary closing conditions, including (i) Purchaser having accepted for payment all of the YuMe Stock validly tendered pursuant to the Offer and not validly withdrawn and which represent at least a majority of the then-outstanding shares of YuMe Stock, (ii) the expiration or termination of the waiting period applicable to the Offer and the mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any judgment issued by a court of competent jurisdiction or governmental authority, or a law or other legal restraint which would, in each case, make the mergers illegal or otherwise prohibit or prevent them from occurring, (iv) YuMe having at least $32 million in cash and cash equivalents at the consummation of the Offer, (v) RhythmOne obtaining necessary shareholder approval of the allotment of ordinary shares to be issued as part of the Transaction Consideration and (vi) other customary conditions set forth in Exhibit B of the Merger Agreement.

On September 25, 2017, a general meeting of the shareholders of RhythmOne was held, and such shareholders approved the adoption of amended articles of association of RhythmOne, the consolidation of every 10 ordinary shares of RhythmOne into one ordinary share (the “Consolidation”), the entry by RhythmOne of a certain off-market buyback agreement and the allotment of ordinary shares to be issued as part of the Transaction Consideration (the “Resolutions”). The Consolidation became effective on September 26, 2017, and as such, the Transaction Consideration will be adjusted, as provided for in the Merger Agreement. As a result of the Consolidation, each share of YuMe Stock accepted by the Purchaser in the Offer will be exchanged for the right to receive (i) $1.70 in cash and (ii) .7325 ordinary shares £0.10 each in the capital of RhythmOne, plus cash in lieu of any fractional shares of RhythmOne Stock, in each case, without interest. Additionally, with the approval of the Resolutions by RythmOne’s shareholders, the closing condition that RhythmOne obtain necessary shareholder approval of the allotment of ordinary shares to be issued as part of the Transaction Consideration, has been satisfied.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to Form 8-K filed by YuMe on September 5, 2017.

Forward-Looking Statements

DISCLOSURE NOTICE: This document contains forward-looking information related to RhythmOne, YuMe and the proposed acquisition of YuMe by RhythmOne that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document include, among other things, statements regarding the Transaction Consideration and closing conditions. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of YuMe’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; negative effects of the announcement of the proposed acquisition on the market price of the capital stock of YuMe and RhythmOne, and on YuMe’s and RhythmOne’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to sustain and increase the rate of growth in revenues for YuMe products; and competitive developments.

A further description of risks and uncertainties relating to YuMe can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.

The information contained in this document is as of September 25, 2017. Neither YuMe nor RhythmOne assumes any obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.

Additional Information and Where to Find It

The exchange offer for the outstanding shares of YuMe stock described in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for any materials that RhythmOne and its offering subsidiary, Redwood Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of RhythmOne (“Purchaser”), will file with the SEC. RhythmOne and Purchaser plan to file a tender offer statement on Schedule TO, together with other related exchange offer documents, including a letter of transmittal, in connection with the offer; YuMe plans to file a Recommendation Statement on Schedule 14D-9 in connection with the offer; and RhythmOne plans to file a registration statement on Form F-4 that will serve as a prospectus for RhythmOne shares to be issued as consideration in the offer and the mergers. These documents will contain important information about RhythmOne, YuMe, the offer and the mergers. YuMe stockholders are urged to read these documents carefully and in their entirety when they become available before making any decision regarding exchanging their shares. These documents will be made available to YuMe stockholders at no expense to them and will also be available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting RhythmOne’s investor relations department at Edward Bridges, FTI Consulting, Inc., Tel: +44 (0)20 3727 1000, Email: rhythmone@fticonsulting.com or YuMe’s investor relations department at ir@yume.com or +1-650-503-7192. Such documents are not currently available.

In addition to the SEC filings made in connection with the transaction, YuMe files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other such filed information at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. YuMe’s filings with the SEC are also available to the public from commercial document-retrieval services and at http://www.sec.gov. In addition to the SEC filings made in connection with the transaction, RhythmOne makes available annual reports and other information free of charge on its website at www.RhythmOne.com. Such information can also be obtained from RhythmOne using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2017		YuMe, Inc.

	By:	/s/ Tony Carvalho
Tony Carvalho
Chief Financial Officer
(Chief Financial Officer and Duly Authorized Signatory)